Free Writing Prospectus

Dated June 27, 2008

Filed Pursuant to Rule 433(d)

Registration No. 333-149075

Registration No. 333-149075-01

CARMX 08-2	$504mm	** Pricing Details **
Jt Lds: BAS/WACH		All Pot

Cls	Amt	WAL	Rtg(M/S)	Window	Bench	Sprd	YLD	CPN	$Px
A-1	110.0mm	0.31y	P-1/A1+	6 mos	Itp LIB	+5	2.92225	2.92225	100
A-2A	137.0mm	1.10y	Aaa/AAA	15mos	EDSF	+90	4.102	4.06	99.99175
A-2B	50.0mm	1.10y	Aaa/AAA	15mos	1 mo LIB	+90	1 mo LIB +90		100
A-3A	49.0mm	2.20y	Aaa/AAA	13mos	Itp SWP	+140	5.048	4.99	99.98763
A-3B	48.0mm	2.20y	Aaa/AAA	13mos	1 mo LIB	+140	1 mo LIB +140		100
A-4A	20.0mm	3.21y	Aaa/AAA	13mos	Itp SWP	+165	5.628	5.56	99.99025
A-4B	59.8mm	3.21y	Aaa/AAA	13mos	1 mo LIB	+165	1 mo LIB +165		100
B	15.8mm	3.70y	Aa2/AA	*** RETAINED ***				6.98
C	14.4mm	3.70y	A2/A	*** RETAINED ***				7.95
D	15.8mm	3.70y	NR/BBB	*** RETAINED ***				9.88
*	BAS WILL B&D
*	Settlement Date 7/3/08
*	SPEED: 1.5 ABS, 10% Call

Wachovia Securities is the trade name for the corporate and investment banking services of Wachovia Corporation and its subsidiaries. If this communication relates to an offering of US registered securities (i) a registration statement has been filed with the SEC, (ii) before investing you should read the prospectus and other documents the issuer has filed with the SEC, and (iii) you may obtain these document from your sales rep by calling 1-800-326-5897 or visiting www.sec.gov. If this communication relates to a securities offering exempt from US registration, you should contact your sales rep for the complete disclosure package. In Japan, see http://www.wachovia.com/misc/0.1690.00html.